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                                                                     EXHIBIT 4.4


                                   TRUST DEED



                                CONSTITUTING THE



                 BAY NETWORKS IRELAND SHARE PARTICIPATION SCHEME





                                     BETWEEN




                         BAY NETWORKS (IRELAND) LIMITED



                                       AND



                             MERCER TRUSTEES LIMITED



                                   AS TRUSTEES



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THIS TRUST DEED is made the 7th day of July

One thousand nine hundred and ninety nine

BETWEEN:-



(1) BAY NETWORKS (IRELAND) LIMITED a company incorporated in Ireland whose registered office is situated at Arthur Cox Building, Earlsfort Terrace, Dublin 2 (hereinafter referred to as "the Company") and

(2) MERCER TRUSTEES LIMITED (a company incorporated in Ireland) whose registered office is at St. James House, Adelaide Road, Dublin 2 (hereinafter called "the Trustees" which expression shall include the trustee or trustees for the time being hereof)



WHEREAS

(A) By a resolution of the Board of Directors of the Company passed on the 31st March, 1999 the Directors determined to establish the Bay Networks Ireland Share Participation Scheme, as an employees' share scheme which is to be approved by the Revenue Commissioners in accordance with Chapter I of Part 17 and Schedule 11 of the Taxes Consolidation Act 1997 ("the Act") for the purpose of providing for employees and directors the benefits in the nature of interests in shares.

(B) The Company is wholly owned by Bay Networks Inc. (hereinafter defined as "the Parent Company") and is controlled (within the meaning of that expression contained in Section 432 of the Act) by the Parent Company.

(C)   The Trustees have agreed to act as the first trustees of the Scheme.


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(D)   The Scheme will be operated and administered in accordance with the Trust
      Deed and Rules.


NOW THIS DEED WITNESSETH and it is hereby agreed as follows:-


1.    (a)   IN this Deed unless the context otherwise requires:-

            (i) "the Scheme" means the Bay Networks Ireland Share Participation Scheme established by this Trust Deed and the Rules as from time to time in force;

            (ii) The "Rules" mean the Rules set out in the first Schedule hereto, which shall be deemed to include the Second and Third Schedules hereto, with, and subject to, any modifications, alterations, amendments, or extensions thereto for the time being in force;

            (iii) "Share Fund" means all Scheme Shares for the time being held by the Trustees;

            (iv) "Residual Fund" means all moneys or Ordinary Shares directed to be held as part of the Residual Fund or for which no specific provision is made (other than under Clause 13) and the income (if any) arising therefrom all of which shall be held in accordance with Clause 13;

            (v) Other words and expressions defined in the Rules shall bear the same meanings herein where the context so admits and the provisions of Rule 1 shall be deemed to be incorporated herein.


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         (b)      The Bay Networks Ireland Share Participation Scheme is
                  hereby established.



2.       (a)      Each Participating Company shall pay to the Trustees the
                  amount due from it pursuant to Rule 4 for the purpose of the acquisition of Ordinary Shares by the Trustees in accordance with the Scheme together with any other amount required to cover any costs, charges and expenses incurred in such acquisition and any other expenses and charges incurred by the Trustees in the operation of the Scheme.



         (b) Each Participating Company shall provide the Trustees with all information which is necessary for the purposes of the Scheme and the Trustees shall be entitled to rely on such information in good faith without further enquiry.



         (c) Subject as hereafter provided the Trustees hereby covenant with each Participating Company to apply such sums received for that purpose in the acquisition in accordance with the Rules of Ordinary Shares and to hold the same once appropriated upon trust for the respective Participants entitled thereto subject to the provisions of the Scheme.

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         (d)      The Trustees shall in accordance with Rule 4(h) sell or hold so many of the Ordinary Shares acquired by them and which have not been appropriated but will in any event appropriate any shares held within eighteen months of acquisition.


         (e)      The Trustees shall hold

                  (i)  the net proceeds of any sale made pursuant to paragraph
                       (d) above; and

                  (ii) any income therefrom,

                  to be applied in accordance with Clause 13.



3. THE Trustees shall hold Scheme Shares upon trust for the benefit of the Participants to whom Scheme Shares have been appropriated in accordance with the Rules provided always that the Trustees



         (a) shall not dispose of any Scheme Share whether by transfer to a Participant or otherwise before the end of the Period of Retention applicable thereto except in the circumstances mentioned in Section 511 (6) (a) (b) or (c) of the Act; and



         (b) shall not dispose of any Scheme Share after the end of the Period of Retention and before the Release Date applicable thereto except

                  (i)  pursuant to Rule 5 (a) and

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                  (ii) by a transaction which would not involve a breach of
                       that Participant's obligations under Section 511 (4) (c) or (d) of the Act; and



         (c) shall deal with any rights conferred in respect of Scheme Shares to be allotted other shares, securities or rights of any description in accordance with Paragraph 17(b) of
                  Schedule 11 of the Act.



4. SUBJECT to any such direction as is referred to in Section 513(3) of the Act, the Trustees shall pay over to a Participant any money or money's worth received by them in respect of or by reference to any of his Scheme Shares other than money consisting of a sum referred to in
         Section 511(4)(c) of the Act or money's worth consisting of New Shares within the meaning of Section 514 of the Act.



5. AS soon as practicable after any Scheme Shares have been appropriated to a Participant the Trustees shall give him notice in writing of the appropriation:-

         (a)  specifying the number and description of those shares; and

         (b)  stating their Initial Market Value and their Appropriation Date.



6. THE Trustees shall prepare and keep all such accounts and records as may be required for the purpose of the Scheme and shall once at least in every year submit accounts to the Company and the Company may cause such

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         accounts to be made up and audited by qualified accountants. In particular the Trustees shall:-



         (a) maintain such records as may be necessary to enable them to carry out their obligations under Chapter I of Part I7 and
              Schedule 11 of the Act; and



         (b) inform a Participant who becomes liable to income tax under Schedule E in relation to the operation of the Scheme of any facts relevant to the determination of that liability.



7.       (a)  The Directors may at any time direct that any Subsidiary, not being a party to this Deed but otherwise eligible to be a Participating Company, shall, upon entering into a Deed supplemental hereto in such form as the Directors and the Trustees shall require, become bound by the provisions hereof; or



         (b) A Participating Company may by Deed declare that it shall no longer be bound by the provisions of this Deed and shall thereupon cease to be a Participating Company. Where any such Deed is executed a copy thereof shall be furnished to the Trustees forthwith upon the execution thereof.


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8.       THE Trustees shall not be liable to satisfy any monetary obligations under the Scheme (including but without prejudice to the generality of the foregoing any monetary obligations to Participants) beyond the sums of money (including income) from time to time in their hands or under their control as Trustees of the Scheme and properly applicable for that purpose.



9.       (a)      THE costs, charges, expenses and other liabilities of the
                  establishment of the Scheme and of the preparation and execution of this Deed shall be borne by the Company.


         (b) All costs, charges, expenses and other liabilities of, and incidental to, the administration, operation and determination of the Scheme (including any remuneration of the Trustees and any tax or duty for which the Trustees may be accountable to the Revenue Commissioners arising from or in connection with the Scheme) shall be borne by the Participating Companies in proportion to the number of Scheme Shares for the time being appropriated to their respective Participants or otherwise as the Directors may determine if and to the extent that the same cannot properly be paid by the Trustees out of funds in their hands available for the purpose. Provided that the Trustees shall be liable for any liability to tax, properly incurred by the Trustees, in the course of the operation of the Scheme.


10       (a)      No Trustee for the time being of the Scheme and no director or employee of any corporate trustee shall be responsible chargeable or liable in any manner whatsoever for or in respect of any loss of or

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                  any depreciation in or default upon any of the investments securities stocks or policies in or upon which any part of the Scheme may at any time be invested or for any delay which may occur from whatever cause in the investment of any moneys belonging thereto or for the safety of any securities or documents of title deposited by the Trustees for safe custody or for the exercise of any discretionary power vested in the Trustees by this Deed (including any act or omission by any committee appointed by the Trustees) or by reason of any other matter or thing except fraud or deliberate culpable disregard of the interests of all or of any of the beneficiaries under the Scheme PROVIDED THAT a corporation which is a Trustee of the Scheme and which is engaged in the business of providing a trustee service for a fee shall be liable for negligence.


         (b) Each of the Trustees and each director and employee of any corporate trustee shall be indemnified by the Participating Companies against all liabilities incurred by such Trustee in the execution of the trusts of and in the management and administration of the Scheme other than liabilities arising as a consequence of fraud or deliberate and culpable disregard of the interests of all or of any of the beneficiaries under the Scheme or (in the case of a corporate trustee which is engaged in the business of providing a trustee service for a fee) negligence and to the extent that the Participating Companies fail to indemnify each such Trustee he shall be indemnified out of the Scheme.


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11.      (a)      The Trustees shall have full power and discretion to agree with the Company all matters relating to the operation and administration of the trusts of this Deed so that no person claiming any interest under such trusts shall be entitled to question the legality and correctness of any arrangement or agreement made between the Company and the Trustees in relation to such operation and administration.



         (b) The Company hereby declares and confirms the independence of the trustees in the exercise of all their functions and obligations under the Scheme and undertakes that it shall not seek to influence them in any manner, save in such manner as specifically provided for in the Rules or the Trust Deed. The Trustees shall administer the Scheme impartially and in strict accordance with the Trust Deed and Rules hereof.



         (c) The Trustees shall comply with any directions given by the Directors pursuant to the Trust Deed and Rules and shall not be under any liability in respect thereof to any Participating Company. In no event may the Directors direct the Trustees to distribute any Ordinary Share or Scheme Share to any Participating Company. Each Participating Company agrees to indemnify the Trustees in respect of any liability arising to any participant as a result of the Trustees complying with any directions given by the Directors pursuant to the Trust Deed and Rules.


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12.      (a)      ANY Trustee may retire from the trusts hereby constituted
                  at any time by giving to the Company and the remaining Trustees (if any) written notice and the Company shall accept such written notice within the following three months and the retiring Trustee shall thereupon retire and shall not be responsible for any costs occasioned by such retirement.



         (b) Where a body corporate is acting as sole Trustee the Company may by resolution of the Directors, with the prior written approval of the Revenue Commissioners, remove that Trustee or any of them from office and forthwith upon the passing of such resolution such removal shall be immediately effective.



         (c) The Company may by Deed appoint a new Trustee or Trustees in place of any Trustee or Trustees who retire or are removed from office under sub-clause (a) or sub-clause (b) of this Clause and may by Deed appoint an additional Trustee or Trustees.



         (d) The minimum number of Trustees shall be three unless a body corporate shall be a Trustee in which case that body corporate may be sole Trustee.



         (e) If the Company shall not appoint a new Trustee or new Trustees with effect from the date of expiry of the notice referred to in sub-clause (a) of this Clause the Trustees may exercise such power by executing

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                  an instrument in writing signed by them as is necessary to appoint a new Trustee or new Trustees.



         (f) The Trustees (as a body of persons) shall be resident in the Republic of Ireland for the purposes of the Taxes Acts.



13.      THE Trustees shall hold and apply the Residual Fund as follows:-

         (i) in paying the costs, charges and expenses incurred in the operation of the Scheme as they in their absolute discretion shall determine; and

        (ii) subject thereto, if so instructed by the Directors in accordance with Rule 4 to acquire Ordinary Shares and to hold the same until they are appropriated in accordance with the provisions of the Scheme; and

        (iii) subject as aforesaid any moneys at any time which are not immediately required to be applied by the Trustees in a particular manner may be placed on deposit (either with or without interest) with any bank or other deposit taking institution in Ireland as the Trustees may determine; and

        (iv) upon the determination of the Scheme and to the extent that the Residual Fund has been applied as aforesaid the Trustees shall convert the Residual Fund to moneys and shall pay or transfer any moneys then comprised in the Residual Fund to any companies which at the date of such determination were Participating Companies in proportion to the total moneys provided by each of them to the Trustees. In the event of any dispute as to the persons entitled to any part of the Residual Fund the Trustees shall convert

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                  such part into cash and pay the cash into Court and shall
                  thereupon be discharged from all obligations in relation thereto. In no event may any Ordinary Shares which are part of the Residual Fund be distributed to a Participating Company under this Trust Deed.



14.      (a)      ANY Trustee being an individual shall be entitled to receive and retain as remuneration for his service hereunder such sum or sums as may from time to time be agreed with the Company.



         (b) Any Trustee, being a solicitor, accountant, stockbroker, or engaged in any other profession or business, shall be entitled to be paid all reasonable professional or proper charges for services rendered including acts which such Trustee, not being engaged as aforesaid, could have done personally.



         (c) Any Trustee, being a body corporate, (whether or not a trust corporation) may charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company and such body corporate and any such body corporate (being a bank) shall be entitled (without being liable to account for any profit or advantage so obtained) to act as banker and perform any services in relation to the Scheme on the same terms as would be made with a customer in the ordinary course of its business as banker.

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15       (a)      ANY Trustee, otherwise eligible to be a Participant, may
                  be so and may retain for his absolute benefit all the interest to which he is entitled as a Participant in any Scheme Shares acquired or received for him and any other money or money's worth accruing to him as such and exercise all rights to which he is entitled as a Participant.

         (b) No decision of or exercise of a power by the Trustees shall be invalidated or questioned on the ground that the Trustees or any individual trustees of the Scheme or any member of the Board of Directors of a corporate trustee of the Scheme had a direct or personal interest as a beneficiary under the Scheme in the result of any such decision or in the exercising of such power.



16. ANY Trustee, who shall be or become a director of or holder of any other office or employment in any Participating Company, may retain for his own absolute benefit any fees or remuneration received by him in connection with such office or employment notwithstanding that his appointment to or retention of such office or employment may be directly or indirectly due to the exercise or non-exercise of any votes in respect of shares or other securities in the Company held by the Trustees or other persons on their behalf under the trusts of the Scheme.



17. NO Trustee, nor any holding company of a corporate Trustee, nor any subsidiary of such holding company, nor any director or officer of a body corporate acting as Trustee shall be precluded from underwriting, purchasing, holding, dealing in and disposing of any stock, shares or other securities whatsoever of any Participating Company or any subsidiary or


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         holding company thereof or any subsidiary of any such holding company or from otherwise at any time contracting or entering into any insurance, financial or other transaction with any such company or being interested in any such transaction or accepting and holding the trusteeship of any debenture stock or other securities of any such company neither shall such Trustee be liable to account for any profit made by him thereby or in connection therewith.



18.      (a)      IN the event of the appointment of Trustees other than a body corporate as sole Trustee:-



                  (i) the Trustees (which in this Clause shall include the duly authorised officer of a body corporate which is a Trustee) may at any time but shall at least once in every year meet together for the despatch of business and may adjourn and otherwise regulate their meetings as they think fit and the Trustees may elect one of their number to be chairman of their meeting provided that in the event of equality of votes on the election of a chairman he shall be chosen by lots;

                  (ii) all business brought before a meeting of the Trustees shall be decided by a majority of the votes of the Trustees present and voting thereon and, in the case of equality of votes, the chairman of the meeting shall have a second or casting vote;

                  (iii) a resolution in writing signed by all of the Trustees shall be as effectual as if it had been passed at a meeting of the

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                           Trustees and may consist of one or more documents in
                           similar form each signed by one or more of the Trustees; and

                  (iv) two Trustees present at a meeting of the Trustees of which notice has been given to all Trustees shall form a quorum.



         (b) The Trustees shall cause proper minutes to be kept and entered in a book provided for the purpose of all their resolutions and proceedings and any such minutes shall be signed by the chairman of the next succeeding meeting.



19.      (a)      Subject to sub-Clause 9(b) the Trustees may, in any particular case or cases, decide not to commence or pursue proceedings for the recovery of any moneys due to them from any Participant and shall not be responsible for any loss incurred by their so doing.



         (b) Valid and effectual receipts and discharges for any moneys or other property payable, transferable, or deliverable to the Trustees or any of them may be given by a Trustee who is a body corporate or by any one Trustee to whom such duty may have been delegated pursuant to sub-Clause (d) below or by any person from time to time nominated by the Company and authorised in writing for the purpose by all the Trustees.

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         (c)      The Trustees may from time to time appoint for the proper
                  administration and management of the Scheme such secretarial or executive officers or staff or other persons as they consider desirable and the Directors shall approve on such terms as they think fit.



         (d) The Trustees may from time to time in writing delegate any business and the exercise of any of the duties imposed on them by the Scheme to any one or more of their number.



         (e) The Trustees may employ and pay for the services of such registrars, solicitors or other professional or business advisers as they consider desirable to advise on any business to be done in connection with the Scheme or for the proper administration and management of the Scheme or otherwise in connection therewith.



         (f) The Trustees may at any time cause any part of the trust property to be deposited for safekeeping with any one or more of the Trustees or any other persons (including any company or corporation) on behalf of the Trustees and may pay any expenses in connection therewith.



         (g) The Trustees shall not be liable or responsible for any loss to the trust property which may be occasioned as a result of the exercise of the foregoing powers except to the extent that such loss arises as a result of any fraud, wilful default or negligence on the part of such Trustees.

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20.      (a)      THE Company with the concurrence of the Trustees may at
                  any time and from time to time, in the case of this Deed, by deed supplemental hereto and, in the case of the Rules, by resolution of the Directors modify, alter, amend or extend the Scheme in any respect (such modification, alteration, amendment or extension being referred to in this Clause as an "amendment") provided that



                  (i) no amendment shall alter to the disadvantage of a Participant his rights in respect of any Scheme Shares appropriated before the date of such amendment;

                  (ii) no amendment shall be made which would or might infringe any rule against perpetuities or which could result in the Scheme ceasing to be an employees' share scheme;

                  (iii) no amendment shall take effect unless the prior written approval of the Revenue Commissioners to the Scheme as amended thereby shall have first been obtained.

                  (iv) no amendment shall be made which would entitle a Participating Company to receive a distribution of or have any rights in an Ordinary Share or Scheme Share under this Deed.



         (b) The Directors may, by resolution, subject to proviso (ii) of sub-Clause (a) of this Clause but notwithstanding the remaining provisions of that sub-clause and without otherwise obtaining the

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                  prior approval thereto of any other person, modify or alter or amend the Scheme in any way which may be necessary in order to secure the initial approval of the Scheme by the Revenue Commissioners under Chapter I of Part I7 of the Act and
                  Schedule 11 to that Act.



21. THE Scheme and the trusts hereby created shall be determined on the happening of either of the following:-

         (i) the date on which the Directors resolve to terminate the Scheme which they shall be entitled to do only on a date on which there is no Scheme Share or Ordinary Share held pursuant to this Trust Deed; or

         (ii) the expiry of twenty one years after the death of the last survivor of the issue living on the date of this Deed of the late President of Ireland Eamon de Valera.



22. Neither the Trustees nor any Participating Company shall be obliged to perform any obligation under this Deed or the Rules to the extent that such action would be contrary to any enactment or Exchange Control or other regulation for the time being in force in Ireland.



23. The Trustees shall make all such returns as the Revenue Commissioners may from time to time require.



24. All disputes and differences arising out of the Scheme or otherwise in connection therewith may be referred by the Trustees to arbitration pursuant

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         to the provisions of the Arbitration Acts of 1954 and 1980 and any
         Participant so affected shall submit to such arbitration.



25. THIS Deed shall be governed by and construed in accordance with the Laws of Ireland.



IN WITNESS whereof the Deed has been executed by each of the parties the day and year first before written.

EXECUTED on behalf of BAY NETWORKS (IRELAND) LIMITED



_____________________________ Director/Secretary

_____________________________ Director


Present when the Common Seal of MERCER TRUSTEES LIMITED was affixed hereto



_____________________________ Director

_____________________________ Director/Secretary


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                               THE FIRST SCHEDULE

                               ------------------



                                  RULES OF THE

                 BAY NETWORKS IRELAND SHARE PARTICIPATION SCHEME

               ---------------------------------------------------



1.       DEFINITIONS



         In these Rules and in the Trust Deed:-



         (a) the following words and expressions shall have the following meanings:-



                  "ACT" the Taxes Consolidation Act 1997;



                  "ANNOUNCEMENT DATE" the day or days following the Cut-Off Dates in each year on which the Company notifies each Eligible Employee of his Entitlement under the Scheme;

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                  "APPROPRIATE PERCENTAGE" the meaning given to that expression by Section 511(3) of the Act;



                  "APPROPRIATION DATE" in respect of any Scheme Share not being a New Share, the date on which it is appropriated to an Eligible Employee pursuant to Rule 4(f), and in respect of any New Share the date on which it is deemed to have been appropriated pursuant to Rule 6(d);



                  "APPROVED SCHEME" a scheme approved by the Revenue Commissioners for the purposes of Chapter I of Part I7 of the Act, and Schedule 11 to that Act;



                  "AUDITORS" the auditors for the time being of the Company;



                  "CAPITAL RECEIPT" the meaning given to that expression by
                  Section 513 of the Act;



                  "COMPANY" Bay Networks (Ireland) Limited;

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                  "CORRESPONDING SHARES" the meaning given to that expression by
                  Section 514(1) of the Act;



                  "CUT-OFF DATE" 1st of April in each year or such other date or dates as the Company shall from time to time, with the approval of the Revenue Commissioners decide;



                  "DIRECTORS" the board of directors for the time being of the Company or a duly authorised committee or officer appointed by them for the purposes of administering the scheme;



                  "ELIGIBLE EMPLOYEE" at any Cut-Off Date any person who



                  (i)      (A)  is, and has been for a period of at least six
                                months ending on the Cut-Off Date, an employee or director of a Participating Company;

                           (B) is chargeable to tax under Schedule E in respect of that employment; or

                  (ii) is any other employee of a Participating Company including a Director who has a contract of employment with such a Participating Company and has been nominated by the Directors for Participation in the Scheme;

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                  Provided that any such person is not ineligible to become a
                  Participant by virtue of the provisions of Part 4 of Schedule 11 to the Act.



         "ENTITLEMENT" the amount of each Eligible Employee's entitlements shall be determined in accordance with the Third Schedule to the Trust Deed or on such other basis as may, from time to time, be agreed in writing with the Revenue Commissioners provided that



         (i) an Eligible Employee shall only have such entitlement if he is employed by a Participating Company on the relevant Appropriation Date; and

        (ii) an Eligible Employee who, on the relevant Appropriation Date is ineligible to participate by virtue of Part 4 of Schedule 11 to the Act shall have no such entitlement; and

        (iii) all Eligible Employees shall be entitled to participate in this Scheme on similar terms subject to Paragraph 4(2) of Part 2 of
              Schedule 11 to the Act;


         "INITIAL MARKET VALUE" means the market value within the meaning of
         Section 548 of the Act of Ordinary Shares to be appropriated to an Eligible Employee on an Appropriation Date or such other date as may, from time to time, be agreed in writing between the Revenue Commissioners and the Trustee pursuant to Section 510(2) of the Act;

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

         "INVITATION PERIOD" such period following the relevant Cut-Off Date as the Directors shall prescribe for the purposes of Rule 2 for the completion and return of contracts being not less than 14 days;



         "LOCKED-IN VALUE" the meaning given to that expression by Section 512(1) of the Act;



         "NEW SHARES" the meaning given to that expression by Section 514(1) of the Act;



         "ORDINARY SHARES" Common Stock of or such other Security of the Parent Company which satisfy the provisions of Part 3 of Schedule 11 to the Act.



         "PARENT COMPANY" Bay Networks Inc. whose registered office is at 4401 Great America Parkway, Santa Clara, CA 95054, USA;



         "PARTICIPANT" any individual in respect of whom the beneficial interest in Scheme Share is held;


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



         "PARTICIPATING COMPANY" any company being the Company or a Subsidiary which is for the time being bound by the provisions of the Trust Deed other than in its capacity as Trustee hereof;



         "PERIOD OF RETENTION" the meaning given to that expression by Section 511(1) of the Act;



         "PROFIT SHARING PERIOD" any period not exceeding 12 months commencing on a Cut-Off Date and ending on the next following Cut-Off Date;



         "RELEASE DATE" the meaning given to that expression by Section 511(2) of the Act;



         "RESIDUAL FUND" the meaning given to that expression by Clause 1(a)(iv) of the Trust Deed;



         "RULES" the meaning given to that expression by Clause 1(a)(ii) of the Trust Deed;



         "SCHEME" the Scheme constituted by the Trust Deed of which these Rules form part;

         "SCHEME SHARE" any Share of Common Stock or other security of the Parent Company which has been appropriated in accordance with Rule 4(f) or has been deemed to have been appropriated in accordance with Rule 6(d) and is for the time being held by the Trustees on behalf of a Participant;



         "SUBSIDIARY" any subsidiary of the Company which is controlled by the Company control being construed in accordance with Section 432 of the Act;



         "TAXABLE  AMOUNT"

         (i) on a disposal of Scheme Shares pursuant to a direction given by a Participant under Rule 5(a)(i), the Appropriate Percentage of whichever is the lesser of the Locked-in Value of the Scheme Shares so disposed of or an amount equal to the proceeds of disposal;

         (ii) on a transfer of Scheme Shares pursuant to a direction given by a Participant under Rule 5(a)(ii), the appropriate percentage of the Locked-in Value of the Scheme Shares so transferred;

         (iii) in the case of a Capital Receipt, the amount chargeable to income tax in accordance with the provisions of Section 513 of the Act;



         "TRUST DEED" the trust deed constituting the Scheme to which these Rules are scheduled together with these Rules and any modification and variations thereto for the time being in force;

         "TRUSTEES" the trustee or trustees for the time being of the Scheme;



         "YEAR OF ASSESSMENT" the meaning given to that expression by Section 2 of Part 1 of the Act;



         (b) words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine;



         (c) any reference to any statute (or a particular Chapter, Part or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.



2.       CONDITIONS OF PARTICIPATION

         Each Eligible Employee shall, on each occasion on which the Directors intend to operate the Scheme, be offered participation by the Directors in the Scheme as soon as is practicable after the relevant Cut-Off Date. If he shall accept such offer he shall be required to complete a contract of participation in the form set out in the Second Schedule to the Trust Deed (or such Schedule as amended from time to time with the concurrence of the Trustees and the prior written approval of the Revenue Commissioners) (the "contract") which will confirm that he wishes to participate in respect of the relevant Appropriation Date. The contract shall be addressed to the

         Company and the Trustees not later than the expiry of the Invitation Period. An Eligible Employee shall not be entitled to an Appropriation of Scheme Shares unless he has completed a contract in respect of the relevant Appropriation Date.



         The signed contract shall bind each Eligible Employee in contract with the Company and the Trustees in accordance with its terms in consideration of any subsequent appropriation to him of Scheme Shares unless he shall have previously varied its terms by notice in writing addressed to the Company and the Trustees.



3.       RIGHTS OF EMPLOYEES

         Participation in this Scheme by an Eligible Employee is a matter entirely separate from any pension right or entitlement he may have from his terms or conditions of employment and participation in this Scheme shall in no respects whatever affect in any way an Eligible Employee's pension rights or Entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing words) any Eligible Employee who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

3.       ALLOCATION, ACQUISITION OF SHARES AND APPROPRIATION

         (a) As soon as practicable following the Cut-Off Dates in each year in which the Directors intend to operate the Scheme the Directors shall determine the amount (if any) of the Entitlements.

                  On each announcement date the Company shall issue a notice in the form set out the Second Schedule (or such other forms as may be approved by the Company) to each Eligible Employee of the amount of his Entitlement. The Company shall notify each Eligible Employee that if he wishes to have all or part of his Entitlement paid to him in cash, then he must elect to do so by notice in writing to the Company not later than 14 days after the Announcement Date or within such longer period as the Company may allow. If the Eligible Employee so elects then the amount covered by such election shall be paid to the Eligible Employee by the Company through its payroll system. If no such election is made such amount shall be paid to the Trustees to be applied by them in acquiring on his behalf Ordinary Shares. Each Eligible Employee may increase his Entitlement by an amount equal to a maximum of 7.5 % of his basic gross salary, by giving appropriate instructions to the Company no later than the date he submits a contract of participation in respect of each relevant Appropriation Date.

         (b) Each Participating Company shall as soon as practicable after the expiry of the Invitation Period to which the Entitlements relate pay to the Trustees the appropriate aggregate amounts due following the completion and return of contracts in accordance with Rule 2 by Eligible Employees employed by it less any amount of the Residual Fund which the Directors may have directed the Trustees to apply in the acquisition of Ordinary Shares for appropriation to such Eligible Employees and any Ordinary Shares forming part of the Residual Fund which the Directors may have directed the Trustees to appropriate to such Eligible Employees.



         (c) As soon as reasonably practicable after the confirmed receipt from the Participating Companies of the amounts referred to in paragraph (b) of this Rule the Trustees will apply the aggregate of such amounts together with any amount of the Residual Fund directed by the Directors to be so applied in accordance with paragraph (b) of this Rule in the acquisition of Ordinary Shares for appropriation to each such Eligible Employee in accordance with the provisions of this Rule on the basis that the aggregate Initial Market Value of the Ordinary Shares appropriated to him is as nearly as possible pro rata to the amount of his Entitlement that has been paid to the Trustees. Provided that in the case of any Eligible Employee in any Year of Assessment neither the total of the Entitlements nor the aggregate Initial Market Value of Scheme Shares appropriated shall exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 3(4) of Schedule 11 to the Act.



         (d) Where, due to circumstances outside their control the Trustees are unable to acquire sufficient Ordinary Shares by the purchase or subscription of Ordinary Shares as directed by the Directors to satisfy in full appropriations pursuant to Rule 4(c) the Trustees shall reduce the appropriations pro-rata. This shall not preclude the

                  Trustees from taking whatever time they and the Directors feel is reasonable in the particular circumstances to acquire ordinary shares subject to the provisions of Rule 4(f) and Rule 4(g) below.



         (e) If the basis on which the Ordinary Shares are appropriated would otherwise give rise to the appropriation of a fraction of an Ordinary Share the Trustees shall round such appropriation up or down to the next whole Ordinary Share as they in their absolute discretion think fit. In the event that a portion of the Ordinary Shares acquired by the Trustees carries the right to receive any dividends which have been declared the Trustees shall appropriate those dividends among Eligible Employees in the same proportions as provided in paragraph (c) of this Rule.



         (f) The Trustees shall appropriate the Ordinary Shares so acquired on one day within thirty days of the expiry of the Invitation Period.



         (g) To the extent that the Trustees have not applied the whole of the amount received by them in the acquisition of Ordinary Shares in accordance with paragraph (c) of this Rule within thirty days of the confirmed receipt from the Participating Companies of the amounts referred to in paragraph (b) of this Rule, they shall pay the balance thereof to the Participating Companies who provided the same.

         (h) The Trustees shall at the discretion of the Directors either sell for the best consideration in money reasonably obtainable at the time any Ordinary Shares which they do not appropriate under this Rule and retain the net proceeds of sale or retain such Ordinary Shares as part of the Residual Fund.



         (j) If following the date on which the Trustees are entered on the Parent Company's register of members but before the Appropriation Date of any Ordinary Shares the Trustees shall become entitled in respect of such shares to



                  (i) any dividends or other distribution they shall retain same as part of the Residual Fund; or

                  (ii) any other rights to be allotted securities in the Parent Company (other than an issue of capitalisation shares of the same class as Ordinary Shares then held by the Trustees pending an appropriation which capitalisation shares shall be retained by the Trustees and shall form part of the Ordinary Shares to be appropriated) they shall use their best endeavours to sell those rights for the best consideration in money reasonably obtainable at the time and the Trustees shall retain the proceeds as part of the Residual Fund.



         (k) No Ordinary Shares shall be appropriated to any Eligible Employee after a date three years prior to the expiry of the period specified in

                  Clause 21 (ii) of the Trust Deed or other such earlier date as the Directors by resolution decide.



         (l) The Directors may determine at any Cut-Off Date that there shall be no Entitlements and may so decide at any subsequent Cut-Off Date.



5.       CONDITIONS OF RETENTION AND DISPOSAL



        (a) Scheme Shares shall subject as hereinafter provided in this Rule be held by the Trustees until the date on which the Participant concerned directs the Trustees:-

                  (i)  to sell Scheme Shares; or

                  (ii) to transfer the legal ownership of Scheme Shares to
                       himself;

                  provided that as soon as may be practical following the Release Date applicable thereto the Trustees will transfer the legal ownership of Scheme Shares to the Participant.



         (b) In the event of the death of a Participant prior to the Release Date the Trustees will transfer the legal ownership of Scheme Shares to the estate of the Participant.

         (c) A Participant shall not be entitled to give any direction under paragraph (a) of this Rule or to assign or charge or otherwise dispose of his beneficial interest in any Scheme Shares before the end of the Period of Retention applicable to such Scheme Shares except in the circumstances mentioned in Sections 511(6) (a), (b) or (c) of the Act.



         Subject to paragraph (b) of this Rule during the Period of Retention, the Trustees shall disregard any direction given in respect of the disposal or transfer of a Participant's Scheme Shares and shall not be required or bound to act in accordance therewith if to their knowledge such Participant is or would following implementation of such direction be in breach of his obligations in respect of such Scheme Shares under paragraph (c) of this Rule.



6.       RIGHTS ISSUE OR REORGANISATION

         (a) In the event of the Parent Company proposing to make a rights issue in respect of any class of its share capital which includes Scheme Shares, and subject to the parent Company complying with Part XII of the Companies Act 1963 and the European Communities (Transferable Securities and Stock Exchange) Regulations 1992, the Trustees shall, immediately upon receipt of the offer from the Parent Company, notify each Participant of the following options in respect of the Scheme Shares held by the Trustees on his behalf:-

                  (i) to instruct the Trustees to exercise the rights in respect of all his Scheme Shares provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights; or

                  (ii) to instruct the Trustees to exercise the rights in respect of some only of his Scheme Shares and to dispose of the rights nil paid in respect of the remainder and either


                           (A) to pay to the Trustees any amount in excess of the amount of the disposal proceeds necessary to exercise such rights; or



                           (B) to instruct the Trustees to pay to him any amount of the disposal proceeds in excess of the amount necessary to exercise such rights; or



                  (iii) to instruct the Trustees to dispose of the rights nil paid in respect of all his Scheme Shares and pay the proceeds to the Participant.

                  The Participant shall instruct the Trustees accordingly within any period of time specified by the Trustees and shall, if appropriate, pay to the Trustees in cash any amounts necessary in order to carry out such instructions. The Trustees shall subject to receipt of the cash as aforesaid carry out the instructions of the Participants within the period of time allowed by the Parent Company, or as the case may be, the Company for exercise of the rights. If a Participant shall fail to give any direction to and shall not otherwise have authorised the Trustees, they shall sell all rights in respect of the Participants Scheme Shares nil paid and pay the proceeds to that Participant.



         (b) In the event that the Trustees do not receive what they consider sufficient notice of the offer to enable them to operate the provisions of Rule 6(a) above from the Parent Company or from any third party by whom the shares are held on behalf of the Trustees, they may (subject of Part XII of the Companies Act 1963 and the European Communities (Transferable Securities and Stock Exchange) Regulations 1992) take such action as they deem to be appropriate in the circumstances including the disposal of the rights nil paid in respect of the Scheme Shares and payment of the proceeds to the Participants and no liability shall attach to the Trustees consequent on taking such action, and in particular any disposal of rights pursuant to this sub-clause shall be deemed to be a disposal of rights pursuant to a direction given on behalf of a Participant within the meaning of the Act.



         (c) In the event of an offer being made or a transaction being proposed in any of the circumstances described in Section 511(6) (a), (b) or (c) of the Act, the Trustees shall forthwith notify each Participant and shall act in accordance with the instructions of the Participant in dealing with his Scheme Shares and in the absence of any such instructions shall take no action.

         (d)      Any New Shares allotted to the Trustees pursuant to paragraphs
                  (a) or (c) of this Rule or on a capitalisation issue shall be deemed to have been appropriated to a Participant on the Appropriation Date of the Scheme Shares in respect of which they were allotted.



         (e) In the event that any Participant shall on the Trustees receiving any securities as provided in this Rule be entitled in respect of his Scheme Shares to a fraction of any such security, the Trustees shall use their best efforts to sell such securities as represent the aggregate of the fractions so arising and shall distribute the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable by the Trustees in respect thereof) to the Participants concerned provided that any such entitlement which is less than IR(pound)1 shall be retained by the Trustees and held as part of the Residual Fund.


6.       PAYMENTS AND TRANSFERS TO PARTICIPANTS

        (a) If any amount falls to be paid to a Participant prior to the Release Date in respect of his Scheme Shares being:-



                      (i) the proceeds of a sale of Scheme Shares pursuant to a direction given by the Participant under Rule 5(a)(i); or

                      (ii) a Capital Receipt
                  the Trustees shall pay such amount to the Participant.



         (b) If a Participant directs the Trustees to transfer the ownership of any Scheme Shares to himself pursuant to Rule 5(a)(ii) before their Release Date, he shall pay to the Trustees, before the transfer takes place, a sum equal to income tax at the standard rate on the Taxable Amount at the time of the direction.



         (c) If, following a company reconstruction as defined in Section 514(2) of the Act, the Trustees are allotted any shares or other securities which are not New Shares they shall forthwith transfer the same to the Participant.



         (d) Any stamp duty involved in any transfer of Scheme Shares or other shares or securities by the Trustees into the name of the Participant concerned shall be payable in the case of

                  (i)      a transfer as referred to in Rule 5(a); or

                  (ii)     a transfer following the death of a Participant; or

                  (iii) a transfer as referred to in paragraph (c) of this Rule by the Trustees out of the Residual Fund or in the case of a deficiency out of funds made available for the purpose by the Participant's Participating Company and, in any other case, shall be payable by the Participant concerned.

8.       REPURCHASE BY TRUSTEES

         (a) At the time a Participant directs the Trustees to dispose of any Scheme shares the Trustees may offer to purchase the beneficial interest in such Scheme Shares from the Participant at the best consideration in money that can reasonably be obtained at the time of the sale and such disposal shall for the purposes of Rule 8 be regarded as a disposal in accordance with Rule 5(a)(i).



         (b) If, at the time of the proposed purchase of Scheme Shares under paragraph (a), the Trustees do not have sufficient funds to purchase such Scheme Shares they may apply to any Participating Company for such funds. If any funds are so provided by a Participating Company they shall reduce pro tanto the liability of the Participating Company making that payment in respect of the payment to be made by that Participating Company pursuant to Rule 3 following the next Invitation Period.



         (c) The Trustees shall hold any Ordinary Shares purchased pursuant to paragraph (a) upon trust for appropriation to Eligible Employees employed by the Participating Company which provided the funds used in the purchase of such Ordinary Shares and, subject thereto, shall hold such Ordinary Shares as part of the Residual Fund.

9.       PAYMENT OF DIVIDENDS

         Any dividends paid by the Parent Company to the Trustees in respect of Scheme Shares shall be forwarded to the Participants on whose behalf the Trustees hold such Scheme Shares together with particulars of the related tax credit.



10.      GENERAL MEETINGS OF THE PARENT COMPANY AND VOTING RIGHTS

         Participants have no right to attend or vote at a General Meeting of the Parent Company. The voting rights in respect of Scheme Shares shall, on a poll, be exercised only in accordance with any directions in writing by the Participants concerned to the Trustees. In the absence of any such direction, the Trustees shall abstain from voting.



11.      NOTICES

         (a) All notices required to be given to a Participant by the Trustees under the Scheme shall be in writing and shall either be delivered to the Participant at his place of work or be sent by post to the address shown on the records of the Trustees or of the Participating Company by which such Participant is employed.

                  Any notice or document, sent by post as aforesaid, shall be deemed to have been received on the expiry of 48 hours from the time at which it was posted and to prove such service it shall be sufficient to prove that the envelope containing the notice or document was properly pre-paid, addressed and put into the post.

         (b) Any notice or document delivered or sent by the Trustees in the manner described in paragraph (a) of this Rule shall be deemed for all purposes to have been sufficiently served on the Participant and all persons claiming through or under such Participant and accordingly service in manner aforesaid shall operate to exonerate the Trustees from all or any liability for the non-receipt by a Participant or other person as aforesaid of any such notice or document.



         (c) To be valid any direction to the Trustees in respect of a Participants Scheme Shares must be given in writing by or on behalf of such Participant and shall be effective only when it is received by the Trustees and shall be subject to Rule 5(c).



         (d) A direction once duly given and received as mentioned in paragraph (c) of this Rule and subject to Rule 5(c) shall be carried out by the Trustees as soon as practicable in accordance with its terms unless prior to their acting in respect thereof the Trustees receive written notice from the Participant revoking the direction.



                  The Trustees shall incur no liability to a Participant if they fail to act upon a direction or revocation which purports to have been duly given as aforesaid but which had not been received by them.

12.      THE AUDITORS

         In giving any advice or opinion or in determining any value or making any adjustment or calculation under the Scheme, the Auditors shall be deemed to be acting as experts and not as arbitrators.



13.      MISCELLANEOUS

         If any matter arises on or in connection with this Scheme or its operation for which specific provision is not made under these rules, such matter shall be resolved, dealt with or provided for in such manner as the Directors shall consider appropriate after taking into account the respective interests of the Company and of the Eligible Employees and the requirements of the Revenue Commissioners.

                               THE SECOND SCHEDULE

                          -----------------------------

                 BAY NETWORKS IRELAND SHARE PARTICIPATION SCHEME

             BAY NETWORKS IRELAND LIMITED SHARE PARTICIPATION SCHEME



                                EMPLOYEES BOOKLET





The Bay Networks Ireland Limited Share Participation Scheme has been introduced to enable employees to acquire shares in our parent company, Northern Telecom Limited in a tax efficient way. Northern Telecom Limited is a public company, quoted on the Toronto Stock Exchange.



You may use part of your Bay Pounds entitlement under the Bay Core Plus Plan which are not allocated for other benefits to acquire shares. The amount of the Bay Pounds which may be used for this purpose is based on the allocation to a single person, i.e. the extra (pound)540 paid to family members is not available for investment in shares.



You can also increase your share entitlement by foregoing salary. There is a limit to the amount of salary that can be foregone and an overall limit of (pound)10,000 (currently) on the value of the shares that can be allocated to you in any tax year.



The shares will be held by the Trustees of the Scheme on your behalf. Shares cannot normally be sold for two years from the date of allocation.

You are not taxed on the value of the shares when they are allocated to you and, provided the shares are left with the Trustees for three years, no subsequent charge to income tax will arise.



This booklet gives a summary of the main provisions of the Scheme which is governed by rules designed to meet the requirements of the Revenue Commissioners. In the event of any discrepancy or inconsistency between this booklet and the rules the latter will prevail.



If you require further information or wish to see a copy of the Rules you should ask Claire Hurley.



You should note that although the shares are potentially a very good investment they could also go down in value as with any investment in company shares. You should bear this in mind when deciding how much to invest in the Scheme.




JANUARY 1999

1.   WHO IS ELIGIBLE TO PARTICIPATE IN THE SCHEME?
     You are eligible to participate if:-

     i. you are employed in the Republic of Ireland by Bay Networks Ireland Limited and are liable to income tax on your earnings from that employment; and

     ii. you have completed at least six months service with Bay Networks Ireland Limited at the "cut-off date", i.e. the 1st April each year

     iii. you are not serving notice of termination of your contract of employment

2.   WHEN CAN I PARTICIPATE?

     You normally have two opportunities each year to participate in the Scheme.

     I.  BAY POUNDS
         At the beginning of each Flex Plan year you can opt to invest part of your Bay Pounds to acquire shares. Details of the amounts available for this purpose will be provided to you at this time.

         At the end of the Plan year you will be asked to confirm your decision by completing an Application Form. A specimen form is attached.

     II. SALARY FOREGOING

         In any year in which you opt to invest any of your Bay Pounds to acquire shares you may also increase your share entitlement by foregoing salary.

         Salary foregoing involves opting for a reduced salary with the amount of reduction used to purchase shares. If you opt for salary foregoing your salary will be reduced on the first paydate after the 6th April each year. Should the amount foregone be greater than is available for investment in shares the excess will be paid to you through the payroll.

         The maximum amount which can be used to purchase shares under salary foregoing is the lesser of (i) the amount allocated from Bay Pounds and
         (ii) 7 1/2% of salary. In addition the total value of your share purchases in any one tax year cannot exceed the legal maximum (currently (pound)10,000).

         If you opt for salary foregoing you will be asked to complete an Acceptance Letter at the start of the initial tax year agreeing to the reduction in salary - a specimen form is attached. Any monies available under salary foregoing to purchase shares will be invested at the end of the tax year.

     III.INITIAL PARTICIPATION

         When you decide to participate in the Scheme initially you must sign a Form of Acceptance and a Contract of Participation addressed to the Company and the Trustees of the Scheme. A specimen form is attached.

3.   HOW MANY SHARES WILL BE ALLOCATED TO ME?

     The number of shares allocated to you will depend on the amount of Bay Pounds which you decide to use to purchase shares, any salary foregone for shares and the price of the shares at the date of allocation. The sum available will be used to purchase ordinary shares in Northern Telecom Limited which will be held on your behalf by the Trustees. Details of all purchases will be sent to you by the Trustees.

4.   HOW LONG MUST I LEAVE MY SHARES WITH THE TRUSTEES?

     Your shares must normally be held by the Trustees for a minimum period of two years from the date on which they are allocated to you. During this period you may not deal with your shares in any way, e.g. you may not sell them, give them away or pledge them as security unless within that period:-

     i. You cease to be employed by the Company because of injury, disability or redundancy; or

     ii.  You reach State Pension Age (66 years).

     In either of these circumstances your shares may be sold or transferred to you. In the event of your death your shares may be sold or transferred to your legal personal representatives.

5.   WHEN CAN I SELL MY SHARES OR HAVE THEM TRANSFERRED INTO MY NAME?

     At any time after the end of the two years from the date the shares were allocated to you, you may instruct the Trustees to sell your shares for you or to transfer them into your name so that you may keep them or deal with them as you wish. However, as you will see from question 7 below, if you instruct the Trustees to do either of these things within three years from the date your shares were allocated to you, you will have to pay some income tax. Therefore, unless you instruct them to do otherwise, the Trustees will continue to hold your shares for you until three years from the date of allocation.


6. WILL I ENJOY THE RIGHTS OF A SHAREHOLDER WHILE MY SHARES ARE HELD BY THE TRUSTEES?

     Yes, through the Trustees who hold the shares on your behalf and who will carry out your instructions. You will receive any dividends declared and be eligible to participate in any bonus or rights issues of new shares. However, until your shares are transferred into your own name, or are sold by the Trustees on your instructions, they will appear on the Northern Telecom Limited register of shareholders in the name of the Trustees. It is therefore, the Trustees, as the holders of the shares, who will have the legal right to attend and vote at general meetings.

7.   WHEN AM I TAXED ON MY SHARES?

     I.  ON ALLOCATION OF SHARES
         You are not taxed on the value of your shares when they are first allocated to you

     II. ON SALE OR TRANSFER

         After the initial period of two years mentioned in question 4 you can ask the Trustees either to sell your shares, or transfer them into your name.

         If the sale or transfer takes place before the Trustees have held the shares for three years the Trustees are obligated to deduct income tax at the standard rate on 100% of the lesser of the then value of the shares or the amount you paid for them originally.

         If you leave the shares with the Trustees for 3 years before asking for them to be sold or transferred you will have no liability for income tax on the value of the shares.

    III. CAPITAL GAINS TAX

         If your shares are sold by the Trustees or later by yourself for more than their original value you may be liable to capital gains tax on any increase over that value. However, under present tax law there is no capital gains tax on any gain, calculated after indexation relief, you make on the sale provided your capital gains from all sources in the year do not exceed the current personal exemption limit of (pound)1,000. (A separate limit of (pound)1,000 available to spouses cannot be offset against any such gains).

         The (pound)1,000 exemption applies to your capital gains from all sources. Tax law changes from time to time and you should confirm the position before the shares are sold.

8.   HOW DO I RECEIVE DIVIDENDS?

     Any dividends declared on the ordinary shares of Northern Telecom Limited will be paid to you with tax deducted at source. If you are liable to income tax at the higher rate you must declare the amount of dividends on your tax returns and you may be liable for additional tax depending on your marginal rate of tax.

9.   WHAT IF I LEAVE THE COMPANY?

     If you leave the Company other than because of retirement at State Pension Age, injury, disability or redundancy, your shares will continue to be held by the Trustees as if you were still employed by the Company and at any time after two years from the date the shares were first allocated to you, you can instruct the Trustees to sell the shares or transfer them into your name.

10. WHAT HAPPENS IS I LEAVE BECAUSE OF INJURY, DISABILITY OR REDUNDANCY OR I REACH STATE PENSION AGE?

     If you leave the Company at any time because of injury, disability or redundancy, or if you reach age 66 (whether or not you also leave the Company), you may ask the Trustees to sell your shares or transfer them into your name. If the sale or

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

     transfer occurs within three years from the date shares were first allocated to you, then in these particular circumstances the proportion liable to income tax (see question 7) is only 50%. If the sale or transfer occurs later, then as previously indicated no income tax will be payable.

     In either case there may be some capital gains tax to pay on a sale - see question 7 (iii).

11.  WHAT HAPPENS IF I DIE?

     In the event of your death your shares may be transferred to your legal personal representatives or they may be sold and the proceeds paid to them. No income tax or capital gains tax will be payable at the time of transfer or sale (regardless of how long the shares have been held in trust).

12.  WHAT IF NORTHERN TELECOM LIMITED HAS A RIGHTS ISSUE?

     Your position in the event of a rights issue is fairly complex. Should Northern Telecom Limited make a rights issue full details of your rights and your consequential tax position will be notified to you.

13.  WHAT IF NORTHERN TELECOM LIMITED MAKES A BONUS ISSUE?

     Bonus shares issued in respect of shares held on your behalf by the Trustees will be treated for all purposes of the Scheme as if they had been allocated to you at the same time as the original shares to which they relate.

14.  WHAT IF THERE IS A TAKEOVER BID FOR THE NORTHERN TELECOM LIMITED?

     In the event of a takeover bid full details of the bid, your rights and your consequential tax position will be notified to you.

15.  WHO ARE THE TRUSTEES OF THE SCHEME?

     Mercer Trustees Limited are Trustees of the Scheme. They are responsible for the management and administration of the Scheme and for looking after your interests as a shareholder.

                                                                        SPECIMEN

                                     PART 1
   (TO BE COMPLETED WHEN AN EMPLOYEE FIRST OPTS TO PARTICIPATE IN THE SCHEME)

                             FORM OF ACCEPTANCE AND
                            CONTRACT OF PARTICIPATION


      TO:     BAY NETWORKS IRELAND LIMITED ("THE COMPANY")
               and
      TO:     MERCER TRUSTEES LIMITED   ("THE TRUSTEES")

      FROM:   SURNAME_______________________________________________________

              FORENAME(S)___________________________________________________

              HOME ADDRESS _________________________________________________

              ______________________________________________________________



1.   I have read a copy of the Employee Booklet describing the Scheme.

2. I wish to participate in the Scheme and in consideration thereof and of any appropriation to me of Scheme Shares in accordance with the provisions of the Scheme I bind myself in contract with the Company and the Trustees and I agree to be bound by the Rules of the Scheme (including any amendments or additions made thereto in accordance with the provisions of the Scheme and in particular:

     a) to permit Scheme Shares appropriated to me to be held by the Trustees throughout the applicable Period of Retention (normally two years after the Appropriation Date on which shares are allocated to me by the Trustees);

     b) not to assign, charge or otherwise dispose of my beneficial interest in the said Shares during the Period of Retention;

     c) not to direct the Trustees to dispose of the said Shares before the applicable Release Date (at present three years after the Appropriation
         Date) in any other way except by sale for the best consideration in money that can reasonably be obtained at the time of the sale; and

     d) if I direct the Trustees of the Scheme to transfer the ownership of any of the said Shares into my name before the applicable Release Date, I undertake to pay the Trustees, before the transfer takes place, a sum equal to the income tax at the standard rate on the appropriate percentage of the Locked-in Value (the initial value except in special circumstances which will be notified to you) of the said Shares at the time of the direction as notified to me by the Trustees.

3. I accept that the dividend tax voucher which I will receive from the Trustees in respect of any of my Scheme Shares will be in full satisfaction of any rights I have to a tax deduction certificate from the Trustees.

4.   I undertake to notify the Trustees of any change in my address.

5. I understand that this contract is binding in respect of all appropriation of Scheme Shares to me at any time unless I have previously varied its terms in writing to the Company and the Trustees and they have consented to such variation.



     Signed : ______________________________


     Date : ________________________________

                                                                        SPECIMEN

                                     PART 2
        (TO BE COMPLETED EACH TIME AN ALLOCATION FROM BAY POUNDS IS MADE
                               TO ACQUIRE SHARES)

                                APPLICATION FORM


      TO :   BAY NETWORKS IRELAND LIMITED ("THE COMPANY")
             and
      TO :   MERCER TRUSTEES LIMITED   ("THE TRUSTEES")



      FROM : SURNAME__________________________________________________________

             FORENAME(S)_____________________________________(MR./MRS./MISS)

             HOME ADDRESS_____________________________________________________



      I have received notification of the amount of Bay Pounds available to me to acquire shares as set out in the Company letter dated ... and I wish to allocate (pound).... of these Pounds to acquire shares under the Share
      Participation Scheme.



     Signed : ______________________________


     Date : ________________________________

                                                                        SPECIMEN

                                     PART 3
          (TO BE COMPLETED THE FIRST TIME SALARY FOREGOING IS REQUIRED)

                 ACCEPTANCE LETTER FOR NEW PAY AND BENEFIT TERMS
                        AS A RESULT OF SALARY FOREGOING.


HR MANAGER
BAY NETWORKS IRELAND LIMITED


With effect from ... I accept the following changes to my pay and benefit terms:

i) My basic salary is reduced by ...% (between 1/2% and 7 1/2% of salary - do not use fractions other than 1/2%).

ii) I will have an entitlement to shares under the Bay Networks Ireland Limited Share Participation Scheme each year equivalent to the amount by which my salary is foregone (in addition to any other entitlement as a result of any Bay Pounds used to purchase shares).

I also acknowledge that I have read notes 1-4 below.


Signed:   ____________________________________________________________________

Date:     ____________________________________________________________________


Name:     ____________________________________________________________________

Address:  ____________________________________________________________________

          ____________________________________________________________________

          ____________________________________________________________________

PRSI No.: ____________________________________________________________________


NOTES:

1. Your total share allocation in respect of any tax year cannot exceed the limit permitted by legislation - currently (pound)10,000. If you insert a percentage in (i) above, which with any Bay Pounds allocated to shares will produce a sum in excess of (pound)10,000, your share allocation will be limited to this amount and the percentage under (i) above will be adjusted accordingly in the next available payroll.

2. Salary foregoing cannot apply in any tax year in which you do not use any of your Bay Pounds to purchase shares.

3. All your benefits and future reviews will be calculated by reference to salary before foregoing. However salary foregoing could have an impact on your retirement benefits if you are close to retirement; if you are paying maximum Additional Voluntary Contributions (AVCs) it may also be necessary to restrict the amount that can be paid. In either case you should seek advice on your position.

4. Subject to 1 and 2 above the amount of any salary foregone will be applied to purchase shares at the same time that any Bay Pounds is also being applied (usually in March of each year).

                               THE THIRD SCHEDULE
                                -----------------



                              BAY NETWORKS IRELAND
                           SHARE PARTICIPATION SCHEME
                        --------------------------------



BASIS OF CALCULATION OF ENTITLEMENTS

     1. The entitlement of each Eligible Employee under the Scheme shall be calculated as such total amount of Bay Pounds, if any, allocated by the Company under the Bay Networks Core Plus Plan (currently 2.5.% of basic gross salary plus (pound)140) and which may be applied by an employee to provide such benefits as are provided under that Plan including shares, and

     2. Each Eligible Employee shall have the option to forego between 0.5% and 7.5% of basic gross salary towards Ordinary Shares subject to this election not exceeding the amount applied to shares under 1 above.


Provided that, in the case of any Eligible Employee the total of the Entitlements in any Year of Assessment shall not exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 3(4) of Schedule 11 to the Act.